Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

January 23, 2018

Vistra Energy Corp.

6555 Sierra Drive

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to Vistra Energy Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 104,539,852 shares of common stock, par value $0.01 per share (the “Shares”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and between the Company and Dynegy Inc., a Delaware corporation.

We have examined the Registration Statement and the Certificate of Incorporation of the Company, dated October 3, 2016, as amended by the Certificate of Amendment to the Certificate of Incorporation of the Company, dated November 2, 2016, and the Merger Agreement, each of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares have been issued in accordance with the terms and conditions set forth in the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Joint Proxy Statement and Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP